As filed with the Securities and Exchange Commission on March 4, 2019

Registration No. 333-228029

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TIDEWATER INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	2911	72-0487776
(State of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

6002 Rogerdale Road, Suite 600,

Houston, Texas 77072

Registrant’s telephone number, including area code:

(713) 470-5300

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Bruce D. Lundstrom

Executive Vice President, General Counsel and Secretary

Tidewater Inc.

6002 Rogerdale Road

Suite 600

Houston, Texas 77072

(713) 470-5300

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With a copy to:

Curtis R. Hearn

Hope M. Spencer

Jones Walker LLP

201 St. Charles Avenue

New Orleans, Louisiana 70170-5100

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment No. 1”) to the registration statement on Form S-1 (File No. 333-22802 (the “Registration Statement”) of Tidewater Inc. (“Tidewater” or the “Registrant”) is being filed pursuant to the undertakings the Registrant made in Item 17 of the Registration Statement to update and supplement the Registration Statement and the prospectus included therein to, among other things, include the information contained in our Annual Report on Form 10-K for the year ended December 31, 2018 (the “Annual Report on Form 10-K”) which was filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2019.

The Registration Statement was originally declared effective by the SEC on November 15, 2018. The Registration Statement relates to the issuance by Tidewater of up to 3,434,934 shares of Tidewater common stock, par value $0.001 per share (the “Common Stock”), upon the exercise of certain outstanding warrants (the “GLF Warrants”). The GLF Warrants, originally issued by GulfMark Offshore, Inc. (“GulfMark”), were assumed by Tidewater as a result of the business combination between Tidewater and GulfMark that was consummated on November 15, 2018 (the “business combination” and the consummation of such business combination, the “closing”). The business combination was effected pursuant to the terms and conditions of an Agreement and Plan of Merger, dated as of July 15, 2018, by and between Tidewater and GulfMark (the “merger agreement”).

Pursuant to the terms of the merger agreement and the applicable GLF Warrant Agreement (as defined below), each GLF Warrant that was outstanding immediately prior to the closing was automatically converted into a warrant exercisable for 1.100 of a fully paid, validly-issued and nonassessable share of Common Stock (the “exchange ratio”), the same merger consideration paid in the business combination to holders of GulfMark’s common stock, upon payment to Tidewater of the applicable exercise price and subject to the other terms and conditions of the applicable GLF Warrant Agreement, including cash paid in lieu of any fractional share. There are two series of GLF Warrants: GLF Jones Act Warrants, which may be exercised at any time until November 14, 2042 for an exercise price of $0.01 per share, and GLF Equity Warrants, which may be exercised at any time until November 14, 2024 for an exercise price of $100.00 per share. Each series of GLF Warrants is subject to a warrant agreement with substantially the same terms and conditions that applied to such warrant prior to the closing, as assumed and amended by Tidewater effective upon the closing. Although all of the GLF Warrants are immediately exercisable, the exercise of any GLF Warrants is subject to, among other things, the limitations on foreign ownership as set forth in Tidewater’s Amended and Restated Certificate of Incorporation (the “Tidewater charter”) that are intended to comply with the Merchant Marine Act of 1920 and the Shipping Act, 1916, as amended, and the rules and regulations promulgated thereunder (collectively, the “Jones Act”).

As a result of the business combination and pursuant to the GLF Warrant Agreements, Tidewater will issue shares of Common Stock to the holders of GLF Warrants from time to time in the future and in amounts determined by such holders through their exercise of GLF Warrants, subject to the limitations set forth in the Tidewater charter intended to assure Tidewater’s compliance with the Jones Act, and the shares of Common Stock subject to this registration statement are being registered for this purpose.

This Post-Effective Amendment No. 1 covers the offer and sale by Tidewater of the Common Stock that is issuable upon the exercise of the GLF Warrants that are described in the preceding paragraph. No further offer or sale is being made by Tidewater pursuant to the Registration Statement and the prospectus included therein.

We previously paid to the SEC the entire registration fee relating to the Common Stock that is the subject of this Post-Effective Amendment No. 1.

The information in this prospectus is not complete and may be changed. These securities may not be issued until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and does not constitute the solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION,

DATED MARCH 4, 2019

Tidewater Inc.

Up to 3,434,934 Shares of Common Stock

Issuable upon the Exercise of Outstanding GLF Warrants

This prospectus relates to the delivery by Tidewater of up to 3,434,934 shares of common stock, par value $0.001 per share (the “Common Stock”), which are issuable upon the exercise of certain outstanding warrants (the “GLF Warrants”).

The GLF Warrants, originally issued by GulfMark Offshore, Inc. (“GulfMark”), were assumed by Tidewater as a result of the business combination between Tidewater and GulfMark that was consummated on November 15, 2018 (the “business combination” and the consummation of such business combination, the “closing”). The business combination was transacted pursuant to an Agreement and Plan of Merger, dated as of July 15, 2018, by and between Tidewater and GulfMark (the “merger agreement”).

In accordance with the terms of the merger agreement and the applicable GLF Warrant Agreement (as assumed and amended by Tidewater at the closing), each GLF Warrant represents the right to receive 1.100 shares of Common Stock upon payment to Tidewater of the applicable exercise price and subject to the other terms and conditions of the applicable GLF Warrant Agreement, including cash paid in lieu of any fractional share. There are two series of GLF Warrants: GLF Jones Act Warrants, which may be exercised at any time until November 14, 2042 for an exercise price of $0.01 per share, and GLF Equity Warrants, which may be exercised at any time until November 14, 2024 for an exercise price of $100.00 per share. Although all of the GLF Warrants are immediately exercisable, exercise of any GLF Warrants is subject to, among other things, the limitations on foreign ownership as set forth in Tidewater’s Amended and Restated Certificate of Incorporation (the “Tidewater charter”) that are intended to comply with the Merchant Marine Act of 1920 and the Shipping Act, 1916, as amended, and the rules and regulations promulgated thereunder (collectively, the “Jones Act”). Immediately following the closing, there were 2,339,658 GLF Jones Act Warrants outstanding, representing the right to purchase an aggregate of 2,573,624 shares of Common Stock and 783,009 GLF Equity Warrants outstanding, representing the right to purchase an aggregate 861,310 shares of Common Stock.

Tidewater will not receive any cash proceeds from the exercise of GLF Jones Act Warrants because, by their terms, these warrants may only be exercised through a cashless exercise procedure, where the number of shares of Common Stock delivered upon exercise will be reduced by the number of shares of Common Stock necessary to cover the aggregate exercise price. Holders of GLF Equity Warrants may elect either to exercise their warrants using a cashless exercise procedure or to pay the aggregate exercise price in cash. Tidewater will receive the proceeds from any cash exercise of the GLF Equity Warrants. If all GLF Equity Warrants that were outstanding as of the closing were exercised for cash, we would receive gross proceeds of approximately $86,131,000. Any such proceeds would be used for general corporate purposes.

Our Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “TDW.” On March 1, 2019, the last reported closing sale price of our Common Stock on the NYSE was $23.51.

Holding shares of our Common Stock involves risks that are described in the “Risk Factors” section on page 4 of this prospectus and “Risk Factors” in the documents incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 4, 2019.

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS

You should rely only on the information contained in, or incorporated by reference into, this prospectus. Tidewater has not authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Unless otherwise specifically provided in this prospectus, you should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover. Further, you should not assume that any information incorporated by reference into this prospectus is accurate as of any date other than the date of the incorporated document.

You should also read and consider the information in the documents to which we have referred you under the captions “Additional Information and Information Incorporated by Reference” in this prospectus.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information, including our financial statements and the related notes, contained or incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider, among other things, the matters discussed in “Risk Factors” included elsewhere in this prospectus, the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes, each included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 28, 2019, which is incorporated by reference herein.

Information about the Company

Tidewater Inc.

6002 Rogerdale Road, Suite 600

Houston, Texas 77072

Phone: 713-470-5300

Tidewater Inc., a Delaware corporation, provides offshore marine support and transportation services to the global offshore energy industry through the operation of a diversified fleet of marine service vessels. Tidewater was incorporated in 1956 and conducts its operations through wholly-owned United States and international subsidiaries, as well as through joint ventures in which Tidewater has either majority or, occasionally, non-controlling interests (generally where required to satisfy local ownership or local content requirements). Headquartered in Houston, Texas, Tidewater’s U.S. marine operations are based in Amelia, Louisiana and Houston, Texas, and Tidewater conducts international operations through facilities and offices located in over 30 countries. With over 60 years of international experience, Tidewater has one of the broadest geographic operating footprints in the offshore energy industry experience and operations in most of the world’s significant offshore crude oil and natural gas exploration and production regions. On December 31, 2018, Tidewater owned 257 vessels (excluding five joint venture vessels, but including 92 stacked vessels) available to serve the global energy industry.

Tidewater’s vessels and associated vessel services provide support for all phases of offshore oil and natural gas exploration, field development and production.

Shares of Tidewater’s common stock, $0.001 par value per share (the “Common Stock”), are listed on the New York Stock Exchange (the “NYSE”) under the symbol “TDW.”

The Business Combination with GulfMark

On November 15, 2018, Tidewater and GulfMark Offshore, Inc., a Delaware corporation (“GulfMark”), completed the transactions contemplated by the Agreement and Plan of Merger (the “merger agreement”), dated as of July 15, 2018, by and among Tidewater and GulfMark, providing for the combination of Tidewater with GulfMark (the “business combination” and the consummation of such business combination, the “closing”). The business combination was effected as a two-step reverse merger, with (1) GulfMark merging with and into a newly-formed, wholly-owned subsidiary of Tidewater, with GulfMark continuing as the surviving entity and a wholly-owned subsidiary of Tidewater (the “Surviving Corporation”) and then, immediately afterwards, (2) the Surviving Corporation merging with and into a second newly-formed, wholly-owned subsidiary of Tidewater (Gorgon NewCo, LLC, a Delaware limited liability company, or “Gorgon”), with Gorgon continuing as the surviving entity and a direct, wholly-owned subsidiary of Tidewater.

Assumption of the GLF Warrants

As provided in the merger agreement, at the closing, each share of GulfMark common stock that was issued and outstanding immediately prior to the business combination was converted into the right to receive 1.100 of a fully paid, validly issued and nonassessable share of Common Stock (the “exchange ratio”). In addition, as provided in the merger agreement and applicable GLF Warrant Agreement (as assumed and amended by Tidewater at the closing), each GulfMark warrant that was outstanding immediately prior to the business combination (collectively, the “GLF Warrants”) was automatically converted into a warrant representing a right to acquire shares of Common Stock on substantially the same terms and conditions as applied to such warrant immediately prior to the business combination, as adjusted to reflect the exchange ratio and subject to the limitations on foreign ownership set forth in the Tidewater charter intended to comply with the Jones Act. As a result, following the closing, each GLF Warrant is exercisable for a 1.100 share of Common Stock upon payment to Tidewater of the applicable exercise price and subject to the other terms and conditions of the applicable GLF Warrant Agreement, including cash paid in lieu of any fractional share.

The terms and conditions of the business combination are contained in the merger agreement, which is filed as an exhibit to, and incorporated by reference into, this prospectus.

Description of GLF Warrants

Tidewater is not offering to issue or sell GLF Warrants. Rather, as described in greater detail in this prospectus, Tidewater is obligated to issue shares of Common Stock to the holders of GLF Warrants from time to time and in amounts determined by such holders through their exercise of GLF Warrants, subject to the limitations set forth in the Tidewater charter intended to comply with the Jones Act, and the shares of Common Stock subject to this registration statement are being registered for this purpose.

In accordance with the terms and conditions of the merger agreement and the applicable GLF Warrant Agreement (as assumed and amended by Tidewater at the closing), each GLF Warrant represents the right to purchase 1.100 shares of Common Stock upon payment to Tidewater of the applicable exercise price and subject to the other terms and conditions of the applicable GLF Warrant Agreement, including cash paid in lieu of any fractional share by Tidewater to an exercising warrant holder.

There are two series of GLF Warrants: GLF Jones Act Warrants, which may be exercised at any time until November 14, 2042 for an exercise price of $0.01 per share, and GLF Equity Warrants, which may be exercised at any time until November 14, 2024 for an exercise price of $100.00 per share. Although all of the GLF Warrants are immediately exercisable, exercise of any GLF Warrants is subject to the limitations on foreign ownership as set forth in the Tidewater charter that are intended to comply with the Jones Act. Immediately following the closing, there were 2,339,658 GLF Jones Act Warrants outstanding, representing the right to purchase an aggregate of 2,573,624 shares of Common Stock and 783,009 GLF Equity Warrants outstanding, representing the right to purchase an aggregate 861,310 shares of Common Stock.

The exercise of the GLF Jones Act Warrants is subject to the terms and conditions of the applicable warrant agreement, as amended by a written instrument executed by Tidewater, GulfMark, and the warrant agent (as amended, the “GLF Jones Act Warrant Agreement”). The documents comprising the GLF Jones Act Warrant Agreement are filed as Exhibits 4.1 and 4.2 to, and are incorporated by reference into, this prospectus.

Similarly, exercise of the GLF Equity Warrants is subject to the terms and conditions of the applicable warrant agreement, as amended by a written instrument executed by Tidewater, GulfMark, and the warrant agent (as amended, the “GLF Equity Warrant Agreement” and together with the GLF Jones Act Warrant Agreement, the “GLF Warrant Agreements” and each a “GLF Warrant Agreement”). The documents comprising the GLF Equity Warrant Agreement are filed as Exhibits 4.3 and 4.4 to, and are incorporated by reference into, this prospectus.

Listing of Shares of Tidewater Common Stock

We have been approved by the NYSE to have the shares of Common Stock issuable under the GLF Warrants listed on the NYSE, where our Common Stock is currently traded under the symbol “TDW.”

RISK FACTORS

Our business, financial condition and operating results can be affected by a number of factors, whether currently known or unknown, including but not limited to those described in this registration statement or in our filings with the SEC, any one or more of which could, directly or indirectly, cause our actual financial condition and operating results to vary materially from those anticipated, projected or assumed in the forward-looking statements. Any of these factors, in whole or in part, could materially and adversely affect our business, prospects, financial condition, results of operations, stock price and cash flows. These could also be affected by additional factors that apply to all companies generally which are not specifically mentioned below. The price of our securities could decline and you could lose part or all of your investment.

You should carefully consider the risks described under the heading, “Risk Factors”, in our most recent Annual Report on Form 10-K, which are incorporated by reference into this prospectus before making an investment decision. You should also refer to and consider the other information included in this prospectus or incorporated by reference into this prospectus, including our financial statements and the related notes thereto. The risks and uncertainties described in this prospectus or incorporated by reference into this prospectus are not the only risks and uncertainties we face. The risks described also include forward looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. For access to documents that are incorporated by reference into this prospectus, please see the section entitled, “Additional Information and Information Incorporated by Reference” beginning on page 17.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This registration statement on Form S-1, of which this prospectus forms a part, and the documents to which Tidewater refers you in this registration statement, of which this prospectus forms a part, include certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act (the “safe harbor provisions”). Forward-looking statements are all statements other than statements of historical fact. All such forward-looking statements are subject to risks and uncertainties, and Tidewater’s future results of operations could differ materially from its historical results or current expectations reflected by such forward-looking statements. Some of these risks are discussed in Tidewater’s Annual Report on Form 10-K, which is incorporated by reference into this registration statement on Form S-1, including in Item 1A. “Risk Factors” and include, without limitation, the risk that the cost savings and any other synergies from the business combination with GulfMark may not be fully realized or may take longer to realize than expected; disruptions from the business combination making it more difficult to maintain relationships with customers, employees or suppliers; the possibility of litigation related to the business combination; the diversion of management’s time from day-to-day operations due to the business combination; incurrence of substantial transaction-related costs associated with the business combination; the possibility of unanticipated costs being incurred to effectuate the integration; new accounting policies and our consolidation activities; fluctuations in worldwide energy demand and oil and natural gas prices, and continuing depressed levels of oil and natural gas prices without a clear indication of if, or when, prices will recover to a level to support renewed offshore exploration activities; fleet additions by competitors and industry overcapacity; our limited capital resources available to replenish our asset base, including through acquisitions or vessel construction, and to fund our capital expenditure needs; uncertainty of global financial market conditions and potential constraints in accessing capital or credit if and when needed with favorable terms, if at all; changes in decisions and capital spending by customers in the energy industry and the industry expectations for offshore exploration, field development and production; consolidation of our customer base; loss of a major customer; changing customer demands for vessel specifications, which may make some of our older vessels technologically obsolete for certain customer projects or in certain markets; rapid technological changes; delays and other problems associated with vessel construction and maintenance; the continued availability of qualified personnel and our ability to attract and retain them; the operating risks normally incident to our lines of business, including the potential impact of liquidated counterparties; our ability to comply with covenants in our indentures and other debt instruments; acts of terrorism and piracy; the impact of potential information technology, cybersecurity or data security breaches; integration of acquired businesses and entry into new lines of business; disagreements with our joint venture partners; significant weather conditions; unsettled political conditions, war, civil unrest and governmental actions, such as expropriation or enforcement of customs or other laws that are not well developed or consistently enforced; the risks associated with our international operations, including local content, local currency or similar requirements especially in higher political risk countries where we operate; interest rate and foreign currency fluctuations; labor changes proposed by international conventions; increased regulatory burdens and oversight; changes in laws governing the taxation of foreign source income; retention of skilled workers; enforcement of laws related to the environment, labor and foreign corrupt practices; the effects of asserted and unasserted claims and the extent of available insurance coverage; and the resolution of pending legal proceedings.

Forward-looking statements, which can generally be identified by the use of such terminology as “may,” “can,” “potential,” “expect,” “project,” “target,” “anticipate,” “estimate,” “forecast,” “believe,” “think,” “could,” “continue,” “intend,” “seek,” “plan,” and similar expressions contained in this registration statement on Form S-1 and in Tidewater’s Annual Report on Form 10-K, are not guarantees or assurances of future performance or events. Any forward-looking statements are based on Tidewater’s assessment of current industry, financial and economic information, which by its nature is dynamic and subject to rapid and possibly abrupt changes, which Tidewater may or may not be able to control. Further, Tidewater may make changes to its business plans that could or will affect its results. While management believes that these forward-looking statements are reasonable when made, there can be no assurance that future developments that affect Tidewater will be those that we anticipate and have identified. The forward-looking statements should be considered in the context of the risk factors listed above and discussed in greater detail in Tidewater’s Annual Report on Form 10-K. Management disclaims any obligation to update or revise any forward-looking statements contained herein to reflect new information, future events or developments. All of the forward-looking statements made by Tidewater in this prospectus are qualified by the information contained herein, including the information contained under this heading.

Tidewater undertakes no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or of which it becomes aware. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

THE OFFERING

Issuer:	Tidewater Inc.

Shares of Common Stock that may be offered by the Issuer:	Up to 3,434,934 shares of Common Stock, consisting of up to 2,573,624 shares issuable upon the exercise of GLF Jones Act Warrants and up to 861,310 shares issuable upon the exercise of GLF Equity Warrants.

Offering:	The purpose of this offering is to register the shares of Common Stock that are issuable upon the exercise of two series of outstanding GLF Warrants: GLF Equity Warrants, which may be exercised at any time until November 14, 2024 for an exercise price of $100.00 per share, and GLF Jones Act Warrants, which may be exercised at any time until November 14, 2042 for an exercise price of $0.01 per share.

As a result of the closing of the business combination between Tidewater and GulfMark that was consummated on November 15, 2018, Tidewater assumed the GLF Warrants and will issue shares of Common Stock to the holders of GLF Warrants in the future, at times and in amounts determined by such holders through their exercise of these GLF Warrants in accordance with the applicable GLF Warrant Agreement, and the shares of Common Stock subject to this registration statement are being registered for this purpose.

In accordance with the terms of the merger agreement and the applicable GLF Warrant Agreement (as assumed and amended by Tidewater at the closing), each GLF Warrant represents the right to receive 1.100 shares of Common Stock upon payment to Tidewater of the applicable exercise price and subject to the other terms and conditions of the applicable GLF Warrant Agreement, including the limitations on foreign ownership as set forth in the Tidewater charter that are intended to comply with the Jones Act, with cash paid in lieu of any fractional share.

Use of Proceeds:	Tidewater will not receive any proceeds from the exercise of GLF Jones Act Warrants, as they may only be exercised using a cashless exercise procedure. Holders of GLF Equity Warrants may elect to exercise their warrants using a cashless exercise procedure or may pay the aggregate exercise price in cash. Tidewater would receive the proceeds from any cash exercise of the GLF Equity Warrants to purchase shares of Common Stock. Any such proceeds would be used for general corporate purposes.

Risk Factors:	For more information, see the section entitled “Risk Factors” beginning on page 4 of this prospectus and other information included in this prospectus for a discussion of factors you should carefully consider.

NYSE Common Stock symbol:	“TDW”

Transfer Agent and Registrar:	Computershare Inc.

USE OF PROCEEDS

Tidewater will not receive any cash proceeds from the exercise of GLF Jones Act Warrants because, by their terms, GLF Jones Act Warrants may only be exercised through a cashless exercise procedure, in which the number of shares of Common Stock delivered to the exercising warrantholder upon exercise will be reduced by the number of shares of Common Stock necessary to cover the aggregate exercise price. Holders of GLF Equity Warrants may elect either to exercise their warrants using a cashless exercise procedure or to pay the aggregate exercise price in cash. Tidewater will receive the proceeds from any cash exercise of the GLF Equity Warrants. If all GLF Equity Warrants that were outstanding as of the closing were exercised for cash, we would receive gross proceeds of approximately $86,131,000. Tidewater intends to use any proceeds received upon the cash exercise of GLF Equity Warrants for general corporate purposes.

DETERMINATION OF OFFERING PRICE

The offering price per share of Common Stock issuable under the GLF Warrants is an exercise price set forth in the applicable GLF Warrant Agreement. For GLF Jones Act Warrants, the exercise price is $0.01 per share of Common Stock and for GLF Equity Warrants, the exercise price is $100.00 per share of Common Stock, in each case, subject to adjustment as provided in the applicable GLF Warrant Agreement.

PLAN OF DISTRIBUTION

As provided in the applicable GLF Warrant Agreement, the shares of Common Stock offered and sold pursuant to this prospectus will be delivered by Tidewater directly to warrantholders upon the exercise of GLF Warrants, when and to the extent such warrantholder elects to exercise such GLF Warrants, subject to the limitations set forth in the Tidewater charter intended to comply with the Jones Act.

Tidewater’s Common Stock is listed on the NYSE under the symbol “TDW.” The transfer agent for Tidewater Common Stock is Computershare Inc.

THE WARRANTS

As a result of the business combination, Tidewater assumed the GLF Warrants and will be obligated to issue shares of Common Stock to the holders of GLF Warrants from time to time in the future, in amounts determined by such holders through their exercise of these GLF Warrants, subject to the limits set forth in the Tidewater charter intended to comply with the Jones Act, and the shares of Common Stock subject to this registration statement are being registered for this purpose.

There are two series of GLF Warrants: GLF Jones Act Warrants, which may be exercised at any time until November 14, 2042 for an exercise price of $0.01 per share, and GLF Equity Warrants, which may be exercised at any time until November 14, 2024 for an exercise price of $100.00 per share. Each series of GLF Warrant is subject to the terms and conditions of a warrant agreement, which was amended in connection with the business combination and assumed by Tidewater effective upon the closing (the “GLF Jones Act Warrant Agreement” and the “GLF Equity Warrant Agreement” and together, the “GLF Warrant Agreements”). Although all of the GLF Warrants are immediately exercisable, exercise of any GLF Warrants is subject to, among other things, the limitations on foreign ownership as set forth in the Tidewater charter that are intended to comply with the Jones Act.

Specifically, the Jones Act, which applies to companies that engage in maritime transportation of merchandise and passengers between points in the United States (known as marine cabotage services or coastwise trade), requires, among other things, that the aggregate ownership of common stock of a publicly-traded company by non-U.S. citizens not exceed 25% of its outstanding common stock. Therefore, in order to ensure compliance with the Jones Act, Tidewater’s charter restricts ownership of the total number of shares of capital stock by all non-U.S. citizens to not more than 24% in the aggregate and restricts ownership of the total number of shares of capital stock by any individual non-U.S. citizen to not more than 4.9%.

As adjusted by the merger agreement and the applicable GLF Warrant Agreement, each GLF Warrant represents the right to receive 1.100 shares of Common Stock upon payment to Tidewater of the applicable exercise price and subject to the other terms and conditions of the applicable GLF Warrant Agreement, including the limitations on foreign ownership as set forth in the Tidewater charter that are intended to comply with the Jones Act. As provided in the applicable GLF Warrant Agreement, no fractional shares will be issued upon the exercise of GLF Warrants; rather, in exchange for payment of the applicable aggregate per-share exercise price, an exercising warrantholder will be entitled to receive a number of shares of Common Stock equal to all GLF Warrants of that series being exercised by such holder multiplied by 1.100, rounded down to the nearest whole share, with cash paid in lieu of any fractional share based on the closing price of a share of Common Stock on the NYSE on November 14, 2018, the last trading day prior to the closing.

The foregoing description of the GLF Warrants is not complete and is qualified by reference to the applicable GLF Warrant Agreement. With respect to the GLF Jones Act Warrants, the two documents constituting the GLF Jones Act Warrant Agreement are filed as Exhibits 4.1 and 4.2 to, and are incorporated by reference into, this prospectus. With respect to the GLF Equity Warrants, the two documents constituting the GLF Equity Warrant Agreement are filed as Exhibits 4.3 and 4.4 to, and are incorporated by reference into, this prospectus.

DESCRIPTION OF TIDEWATER COMMON STOCK AND WARRANTS

The following summary of the material terms of Tidewater common stock and warrants and the material provisions of the Tidewater charter, the Tidewater bylaws, and the warrant agreements does not purport to be complete and is qualified by reference to the full text of the Tidewater charter, the Tidewater bylaws, and the applicable warrant agreements, each of which is attached as an Exhibit to, and incorporated by reference into, this registration statement.

General

The authorized capital stock of Tidewater consists of 125,000,000 shares of common stock, par value $0.001 per share, of which 37,169,016 shares were outstanding as of February 15, 2019 and 3,000,000 shares of preferred stock, no par value per share, none of which were outstanding as of February 15, 2019. As of February 15, 2019, the outstanding shares of common stock were held by 729 stockholders of record. All outstanding shares of Tidewater common stock are fully paid and nonassessable. The unissued portion of Tidewater’s authorized common stock are available for issuance as the Tidewater Board determines advisable.

Tidewater has also established long-term incentive compensation plans as incentives for certain eligible employees and currently sponsors two such plans – the 2017 Stock Incentive Plan (the “2017 Plan”) and the Legacy GulfMark Management Incentive Plan (the “GLF MIP”), which Tidewater assumed in the business combination, converting the number of shares subject to outstanding restricted stock units as well as the number of additional shares remaining available to grant to shares of Tidewater common stock based on the exchange ratio. The only type of long-term incentive award that Tidewater has outstanding is restricted stock units. As of December 31, 2018, there were 964,147 restricted stock units outstanding under the 2017 Plan and 180,302 restricted stock units outstanding under the GLF MIP, each of which represents the right to receive a share of Tidewater common stock in the future, provided the applicable vesting conditions are met. Subject to the terms and conditions of the applicable plan and NYSE listing rules, Tidewater may issue up to 1,610,533 additional shares of common stock under the 2017 Plan and up to 714,569 additional shares of common stock under the GLF MIP.

In addition, immediately following the closing, Tidewater had five series of outstanding warrants, three series of which were issued during the Restructuring: (1) Series A warrants, (2) Series B warrants (together with the Series A warrants, the “equity warrants” or the “TDW Equity Warrants”) and (3) warrants issued to certain holders of Tidewater’s unsecured notes, certain lenders under Tidewater’s credit agreement pre-Restructuring, and the lessor parties to certain sale leaseback agreements (the “creditor warrants” or the “TDW Jones Act Warrants”) who did not establish their status as U.S. Citizens during the Restructuring. Two series of warrants were assumed as a result of the business combination: (1) GLF Equity Warrants and (2) GLF Jones Act Warrants.

The TDW Equity Warrants have six-year terms and are exercisable through July 31, 2023. Each TDW Equity Warrant represents the right to purchase one share of Tidewater common stock, par value $0.001 per share, at the applicable exercise price, subject to certain adjustments as provided in the equity warrant agreement pursuant to which the equity warrants were issued. All unexercised equity warrants will expire, and the rights of the holders of Tidewater Equity Warrants to purchase shares of Tidewater common stock will terminate on the first to occur of (i) the close of business on July 31, 2023, or (ii) upon their earlier exercise or settlement in accordance with the terms of the equity warrant agreement.

The TDW Jones Act Warrants have 25-year terms and are exercisable through July 31, 2042. Each TDW Jones Act Warrants represents the right to purchase one share of Tidewater common stock, par value $0.001, upon payment of an exercise price equal to the par value of Tidewater common stock. All unexercised TDW Jones Act Warrants will expire, and the rights of the holders of Tidewater Creditor Warrants to purchase shares of

Tidewater common stock will terminate on the first to occur of (i) the close of business on July 31, 2042 or (ii) upon settlement of all Tidewater Creditor Warrants validly exercised or converted prior to July 31, 2042 and, if exercised or converted under the terms of the creditor warrants agreement pursuant to which the Tidewater Creditor Warrants were issued, by purchasing one share of Tidewater common stock at the exercise price, for which the exercise price was timely paid.

As of December 31, 2018, there were outstanding Series A warrants to purchase 2,432,432 shares of Tidewater common stock, with an exercise price of $57.06 per share, outstanding Series B warrants to purchase 2,629,657 shares of Tidewater common stock, with an exercise price of $62.08 per share, and 2,220,857 outstanding creditor warrants to purchase 2,220,857 shares of Tidewater common stock, with an exercise price of $0.001 per share.

The GLF Equity Warrants have seven-year terms and are exercisable through November 14, 2024. Each GLF Equity Warrant represents the right to purchase 1.100 shares of Tidewater common stock, par value $0.001 per share, for an exercise price of $100.00 per share, subject to certain adjustments as provided in, and all other terms and conditions of, the GLF Equity Warrant Agreement under which such warrants were issued (as assumed and amended by Tidewater), including the limitations on foreign ownership as set forth in the Tidewater charter that are intended to comply with the Jones Act. All unexercised GLF Equity Warrants will expire, and the rights of the holders of GLF Equity Warrants to purchase shares of Tidewater common stock will terminate on the first to occur of (i) the close of business on November 14, 2024, or (ii) upon their earlier exercise or settlement in accordance with the terms of the GLF Equity Warrant Agreement.

The GLF Jones Act Warrants have 25-year terms and are exercisable through November 14, 2042. Each GLF Jones Act Warrant represents the right to purchase 1.100 shares of Tidewater common stock, par value $0.001 per share, for an exercise price of $0.01 per share, subject to certain adjustments as provided in, and all other terms and conditions of, the GLF Jones Act Warrant Agreement under which such warrants were issued (as assumed and amended by Tidewater), including the limitations on foreign ownership as set forth in the Tidewater charter that are intended to comply with the Jones Act. All unexercised GLF Jones Act Warrants will expire, and the rights of the holders of GLF Jones Act Warrants to purchase shares of Tidewater common stock will terminate on the first to occur of (i) the close of business on November 14, 2042 or (ii) upon their earlier exercise or conversion in accordance with the terms of the GLF Jones Act Warrant Agreement.

Immediately following the closing, there were 783,009 outstanding GLF Equity Warrants to purchase up to 861,310 shares of Tidewater common stock, with an exercise price of $100.00 per share, and 2,339,658 outstanding GLF Jones Act Warrants to purchase up to 2,573,624 shares of Tidewater common stock, with an exercise price of $0.01 per share.

Common Stock

Voting Rights. Tidewater has only one outstanding class of stock and all voting rights are vested in the holders of Tidewater common stock. On all matters subject to a vote of stockholders, including the election of directors, the stockholders of Tidewater will be entitled to one vote for each share of common stock owned. Stockholders of Tidewater do not have cumulative voting rights with respect to the election of directors.

Dividend Rights. Subject to the rights granted to any holders of Tidewater preferred stock, holders of Tidewater common stock are entitled to receive dividends, if any, in the amounts and at the times declared by the Tidewater Board in its discretion out of any assets or funds of Tidewater legally available for the payment of dividends.

Liquidation Rights. Upon the dissolution, liquidation or winding up of Tidewater’s business, subject to the rights, if any, of the holders of any outstanding series of preferred stock, holders of Tidewater common stock are entitled to receive the assets of Tidewater available for distribution to its stockholders ratably in proportion to the number of shares of common stock held by them.

Assessment and Redemption. Shares of Tidewater common stock presently outstanding are validly issued, fully paid and nonassessable. There is no provision for any voluntary redemption of Tidewater common stock.

Preemptive Rights. Holders of Tidewater common stock do not have any preemptive right to subscribe to an additional issue of its common stock or to any security convertible into such stock.

Limitations on Ownership by Non-U.S. Citizens. Tidewater owns and operates U.S.-flag vessels in U.S. coastwise trade; accordingly, it is subject to the Jones Act, which, subject to limited exceptions, restricts maritime transportation between points in the United States (known as marine cabotage services or coastwise trade) to vessels built in the United States, registered under the U.S. flag, manned by predominantly U.S. crews, and owned and operated by U.S. citizens within the meaning of the Jones Act. Under the Jones Act, at least 75% of the outstanding shares of each class or series of the capital stock of Tidewater must be owned and controlled by U.S. citizens. In order to ensure compliance with the Jones Act coastwise citizenship requirement that at least 75% of Tidewater’s outstanding common stock is owned by U.S. citizens, the Tidewater certificate of incorporation restricts ownership of the shares of its outstanding common stock by non-U.S. citizens in the aggregate to not more than 24%. The Tidewater certificate of incorporation further prohibits the acquisition of shares by a non-U.S. citizen where (i) such acquisition would cause the aggregate number of shares held by all non-U.S. citizens to exceed 24% of Tidewater’s issued and outstanding common stock and (ii) such acquisition would cause the aggregate number of shares held by any individual non-U.S. citizen to exceed 4.9% of Tidewater’s issued and outstanding common stock. The Tidewater certificate of incorporation further provides the Tidewater Board with authority to redeem any share of common stock that is owned by non-U.S. citizens that would result in ownership by non-U.S. citizens in the aggregate in excess of 24% of Tidewater’s issued and outstanding common stock. The Tidewater certificate of incorporation further provides that Tidewater may require beneficial owners of its common stock to confirm their citizenship from time to time through written statement or affidavit and could, in the discretion of the Tidewater Board, suspend the voting rights of such beneficial owner, pay into an escrow account dividends or other distributions (upon liquidation or otherwise) with respect to such shares held by such beneficial owner and restrict, prohibit or void the transfer of such shares and refuse to register such shares of Tidewater common stock held by such beneficial owner until confirmation of its citizenship status is received.

Transfer Agent. The transfer agent for Tidewater common stock is Computershare Inc.

Certain Provisions of the Tidewater Certificate of Incorporation and Bylaws

Indemnification and Limitations on Liability of Directors and Officers

As permitted by the DGCL, the Tidewater certificate of incorporation contains provisions that eliminate the personal liability of Tidewater’s directors and officers to Tidewater and Tidewater’s stockholders to the fullest extent permitted by the DGCL. However, these provisions do not limit or eliminate the rights of Tidewater or any stockholder to seek an injunction or any other non-monetary relief in the event of a breach of a director or officer’s fiduciary duty and do not limit or eliminate the liability of directors under the federal securities laws.

In addition, the Tidewater certificate of incorporation provides that Tidewater will indemnify and advance expenses to, and hold harmless, each of Tidewater’s directors and officers, to the fullest extent permitted by applicable law, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of Tidewater or, while holding such office or serving in such position, is or was serving at the request of Tidewater as a director, officer or agent of another entity or enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorney’s fees), judgments, fines and amounts paid in settlement (except for judgments, fines and amounts paid in settlement in any action or suit by or in the right of Tidewater to procure a judgment in its favor) actually and reasonably incurred by such person. The Tidewater certificate of incorporation further provides that it shall only be required to indemnify a person potentially eligible for indemnification (as specified above) in connection with a proceeding commenced by such person only if the commencement of such proceeding (or part thereof) by the person was authorized by the Tidewater Board.

The DGCL permits Tidewater to purchase and maintain insurance on behalf of any person who is a director or officer or acts committed in their capacities as such directors or officers. Tidewater currently maintains such liability insurance.

Anti-Takeover Provisions

Certain provisions of the DGCL, and the Tidewater certificate of incorporation and bylaws may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction or other attempts to influence or replace Tidewater’s incumbent directors and officers. These provisions are summarized below.

Section 203 of the DGCL. Section 203 of the DGCL generally prohibits any “business combination,” including mergers, sales and leases of assets, issuances of securities and similar transactions, by a corporation or a subsidiary with an “interested stockholder” who beneficially owns 15% or more of a corporation’s voting stock, within three years after the person or entity becomes an interested stockholder, unless: (i) the transaction that will cause the person or entity to become an interested stockholder is approved by the board of directors of the corporation prior to the transaction; (ii) after the completion of the transaction in which the person or entity becomes an interested stockholder, the interested stockholder holds at least 85% of the voting stock of the corporation not including shares held by officers and directors of interested stockholders or shares held by specified employee benefit plans; or (iii) after the person or entity becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and holders of at least two-thirds of the corporation’s outstanding voting stock, excluding shares held by the interested stockholder. The Tidewater certificate of incorporation incorporates Section 203 (except for Section 203(b)(4)) and provides that such provisions will govern even if Tidewater does not have a class of voting stock that is (i) listed on a National Securities Exchange, (ii) authorized for quotation on an interdealer quotation system of a registered national securities association or (iii) held of record by more than 2,000 stockholders.

Authorized but Unissued Shares of Common Stock. The Tidewater certificate of incorporation authorizes the Tidewater Board to issue authorized but unissued shares of common stock.

Undesignated Preferred Stock. The Tidewater certificate of incorporation provides the Tidewater Board with the authority to determine and fix the powers, preferences, rights, qualifications, limitations and restrictions of shares of preferred stock issued by the Tidewater Board.

No Cumulative Voting. Holders of Tidewater common stock do not have cumulative voting rights in the election of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals. The Tidewater bylaws provide advance notice procedures for stockholders to nominate candidates for election as directors at Tidewater’s annual and special meetings of stockholders and for stockholders seeking to bring business before its annual meeting of stockholders. The Tidewater bylaws also specify certain requirements regarding the form and content of a stockholder’s notice.

Special Meetings of Stockholders. The Tidewater bylaws allow only the Tidewater Board to call special meetings of stockholders. Tidewater stockholders are not able to call special meetings of stockholders.

Stockholder Action by Written Consent. The Tidewater certificate of incorporation provides that any action required or permitted to be a taken at a stockholders’ meeting may be taken only upon the vote of the stockholders at such meeting, and may not be taken by written consent of the stockholders.

Amendments of Certain Provisions of the Tidewater Certificate of Incorporation. The Tidewater certificate of incorporation requires the affirmative vote of at least 80% of the voting power of the outstanding shares of Tidewater’s capital stock, voting together as a single class, to amend, repeal or adopt any provision inconsistent with the provision of its charter prohibiting stockholders acting by written consent.

Size of Tidewater Board and Vacancies. Subject to the Specified Period Governance Provisions, the Tidewater bylaws provide that the Tidewater Board shall consist of five or more members, the exact number to be fixed by the Tidewater Board from time to time. The Tidewater bylaws further provide that, subject to the rights of holders of any series of preferred stock to elect directors under specific circumstances, any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Tidewater Board, may be filled by the affirmative vote of a majority of the remaining members of the board, although less than a quorum, or a sole remaining director. The Tidewater bylaws require that immediately following the closing, the Tidewater Board consist of ten members, three of which will be GulfMark designated directors. In addition, the Tidewater bylaws require that, subject to applicable law and the directors’ fiduciary duties, each of the three GulfMark designated directors (or a replacement candidate as provided in the bylaws) will be included in the slate of nominees recommended by the Tidewater Board to the Tidewater stockholders for election at the 2019 annual meeting of stockholders (together with other bylaw provisions specifically adopted to enforce these commitments, the “Specified Period Governance Provisions”).

Amendments of the Tidewater Bylaws. The Tidewater bylaws may only be adopted, amended, or repealed by either a majority of Tidewater’s directors and a majority of Tidewater’s continuing directors, voting as a separate group (except that in order to amend, modify or repeal the Specified Governance Provisions, a vote of at least 85% of the Tidewater Board at the time of such amendment, repeal or modification is required), or the holders of at least 80% of the total voting power of all stockholders and two-thirds of the total voting power of stockholders, other than any related person, present or duly represented at a stockholders’ meeting voting as a separate group.

Limitations on Ownership by Non-U.S. Citizens. Because Tidewater owns and operates U.S.-flag vessels in U.S. coastwise trade, it is subject to the Jones Act, which, subject to limited exceptions, restricts maritime transportation between points in the United States (known as marine cabotage services or coastwise trade) to vessels built in the United States, registered under the U.S. flag, manned by predominantly U.S. crews, and owned and operated by U.S. citizens within the meaning of the Jones Act. Under the Jones Act, at least 75% of the outstanding shares of each class or series of the capital stock of Tidewater must be owned and controlled by U.S. citizens. In order to ensure compliance with the Jones Act coastwise citizenship requirement that at least 75% of Tidewater’s outstanding common stock is owned by U.S. citizens, the Tidewater certificate of incorporation restricts ownership of the shares of its outstanding common stock by non-U.S. citizens in the aggregate to not more than 24%. The Tidewater certificate of incorporation further prohibits the acquisition of shares by a non-U.S. citizen where (i) such acquisition would cause the aggregate number of shares held by all non-U.S. citizens to exceed 24% of Tidewater’s issued and outstanding common stock and (ii) such acquisition would cause the aggregate number of shares held by any individual non-U.S. citizen to exceed 4.9% of Tidewater’s issued and outstanding common stock. The Tidewater certificate of incorporation further provides the Tidewater Board with authority to redeem any share of common stock that is owned by non-U.S. citizens that would result in ownership by non-U.S. citizens in the aggregate in excess of 24% of Tidewater’s issued and outstanding common stock. The Tidewater certificate of incorporation also provides that Tidewater may require beneficial owners of its common stock to confirm their citizenship from time to time through written statement or affidavit and could, in the discretion of the Tidewater Board, suspend the voting rights of such beneficial owner, pay into an escrow account dividends or other distributions (upon liquidation or otherwise) with respect to such shares held by such beneficial owner and restrict, prohibit or void the transfer of such shares and refuse to register such shares of Tidewater common stock held by such beneficial owner until confirmation of its citizenship status is received.

Shares Eligible for Future Sale

All of the shares of Tidewater common stock that were issued in exchange for shares of GulfMark upon completion of the business combination are freely tradable without restriction or registration under the Securities Act.

Tidewater cannot predict the effect, if any, that future sales of shares of its common stock, or the availability of shares for future sales, will have on the market price prevailing from time to time. Sale of substantial amounts of shares of Tidewater common stock, or the perception that such sales could occur, could adversely affect the prevailing market price of the shares.

LEGAL MATTERS

The validity of the shares of Tidewater common stock to be registered will be passed upon by Jones Walker LLP.

EXPERTS

The consolidated financial statements of Tidewater Inc. and subsidiaries incorporated in this prospectus by reference from Tidewater Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018 and the effectiveness of Tidewater Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports express an unqualified opinion on the financial statements and includes an explanatory paragraph referring to fresh-start reporting and express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of GulfMark Offshore, Inc. (the Company) as of December 31, 2017 (Successor) and for the periods of November 15, 2017 to December 31, 2017 (Successor), January 1, 2017 to November 14, 2017 (Predecessor), and for the year ended December 31, 2016 (Predecessor) have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

ADDITIONAL INFORMATION AND INFORMATION INCORPORATED BY REFERENCE

Tidewater files annual, quarterly and current reports, proxy statements and other business and financial information with the SEC. Tidewater files reports and other business and financial information with the SEC electronically, and the SEC maintains a website located at http://www.sec.gov containing this information. You will also be able to obtain many of these documents, free of charge, from Tidewater at http://www.tdw.com/ under the “Investor Relations” link and then under the heading “SEC Filings.”

Tidewater has filed a registration statement on Form S-1, of which this prospectus forms a part. Statements contained in this prospectus as to the contents of any contract or other documents referred to in this prospectus are not necessarily complete. In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to the registration statement. These documents contain important information about the company and its financial condition.

The SEC allows Tidewater to incorporate certain information into this prospectus by reference to other information that has been filed with the SEC. The other information incorporated by reference is deemed to be a part of this prospectus, except for any information that is superseded by information in this prospectus or by more recent information incorporated by reference into this prospectus. The documents that are incorporated by reference contain important information about Tidewater, and you should read this prospectus together with any other documents incorporated by reference in this prospectus.

This prospectus incorporates by reference the following documents that have previously been filed with the SEC by Tidewater (File No. 001-06311):

•	Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 28, 2019;

•	Current Report on Form 8-K/A filed with the SEC on December 21, 2018; and

•

the description of Tidewater’s common stock included in Amendments to our Registration Statement on Form 8-A/A filed with the SEC on May 24, 1993 under the Exchange Act, as amended by Item 5.03 of the Current Report on Form 8-K filed with the SEC on July 31, 2017, and including any amendment or report filed for the purpose of updating such description.

You may request copies of this prospectus and any of the documents incorporated by reference herein or certain other information concerning Tidewater, without charge, upon written or oral request to the company’s principal executive office. The address and telephone number of such principal executive office are listed below.

Tidewater Inc.

6002 Rogerdale Road

Suite 600

Houston, Texas 77072

Attention: Investor Relations

Telephone: (713) 470-5292

Email: jstanley@tdw.com

Tidewater has not authorized anyone to give any information or make any representation about the offering or the company that is different from, or in addition to, that contained in this prospectus or in any of the materials that have been incorporated into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this prospectus, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this document unless the information specifically indicates that another date applies.

MATERIAL CHANGES

There have been no material changes in Tidewater’s affairs which have occurred since the end of the latest fiscal year for which audited financial statements were included in the latest Form 10-K and that have not been described in a Form 8-K or Form 10-Q filed under the Securities and Exchange Act of 1934.

PART II

Item 13. Other Expenses of Issuance and Distribution.

Set forth below are the expenses to be incurred in connection with the issuance and distribution of the securities to be registered. With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC Filing Fees(1)	$—
Legal Fees	75,000
Accounting Fees	15,000
NYSE Listing Fees	17,000
Transfer Agent and Registrar Fees	5,000
Warrant Agent Fees and Expenses	15,000
Miscellaneous	10,000
Total	$137,000

(1)

The securities subject to this registration statement were previously registered under a Registration Statement on Form S-4 (File No. 333-227111) filed by Tidewater with the SEC on August 30, 2018 (as amended by Pre-Effective Amendment Number 1 filed with the SEC on October 15, 2018, the “Form S-4 Registration Statement”), which was declared effective on October 16, 2018. All filing fees payable in connection with the issuance of these securities were previously paid in connection with the filing of the Form S-4 Registration Statement.

Item 14. Indemnification of Directors and Officers.

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the rights of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Tidewater certificate of incorporation contains provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, applicable state and federal law, including the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock purchases or redemptions, or (4) for any transaction from which the director derived an improper personal benefit. The Tidewater certificate of incorporation provides for such limitation of liability.

Tidewater expects to maintain standard policies of insurance under which coverage is provided to Tidewater’s directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and to Tidewater with respect to payments which may be made by Tidewater to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

In the merger agreement, Tidewater agreed, in addition to its existing indemnification obligations under the Tidewater governing documents, to cause the surviving corporation and its subsidiaries to indemnify and hold harmless (and provide advancement of expenses to) each present and former director and officer of GulfMark or any of its subsidiaries and each other person or entity who becomes a director or officer of GulfMark or any of its subsidiaries, from and against any costs or expenses, judgments, fines, losses, claims, damages, penalties, amounts paid in settlement or liabilities incurred in connection with any claim, action, suit, proceeding or investigation arising out of matters existing or occurring at or prior to the effective time of the first merger, to the fullest extent that GulfMark or the applicable subsidiary of GulfMark would have been permitted under Delaware law and under its certificate of incorporation or bylaws or other governing documents in effect on July 15, 2018 to indemnify such person. The merger agreement also provided that Tidewater and the surviving company are required to obtain and fully pay for a six-year “tail” insurance policy with benefits and levels of coverage no less favorable in any material respect to the indemnified parties than GulfMark’s existing policies, subject to a premium cap. If Tidewater, GulfMark and the surviving corporation fail to obtain such “tail” insurance policies as of the effective time of the first merger, the surviving corporation will (and Tidewater will cause the surviving entity in the business combination to) continue to maintain in effect for a period of at least six years from and after the effective time of the first merger the GulfMark D&O insurance in place as of July 15, 2018 with benefits and levels of coverage no less favorable in any material respect to the indemnified parties than that provided in GulfMark’s existing policies as of July 15, 2018, subject to a premium cap.

Item 15. Recent Sales of Unregistered Securities.

As previously disclosed, upon Tidewater’s emergence from bankruptcy on the Effective Date, pursuant to the terms of the Second Amended Joint Prepackaged Chapter 11 Plan of Reorganization, as modified and confirmed by written order of the United States Bankruptcy Court for the District of Delaware, Tidewater issued or reserved for issuance the following securities:

•

35,062,089 shares of Common Stock, including 11,534,814 shares of Common Stock that were reserved for future issuance under Tidewater creditor warrants and 5,062,089 shares of Common Stock that were reserved for future issuance under Tidewater equity warrants, each as referenced below;

•

11,534,814 Tidewater creditor warrants, each of which represents the right to one share of Common Stock upon exercise in accordance with the terms and conditions of the applicable warrant agreement, with an exercise price of $0.001 per share; and

•

5,062,089 Tidewater equity warrants, each of which represents the right to one share of Common Stock upon exercise in accordance with the terms and conditions of the applicable warrant agreement (2,432,432 Series A Warrants with an exercise price of $57.06 per share and 2,629,657 Series B Warrants with an exercise price of $62.28 per share).

The issuance of these shares of Common Stock, the Tidewater creditor warrants, and the Tidewater equity warrants is exempt from the registration requirements of the Securities Act, pursuant to Section 1145(a)(1) of the United States Bankruptcy Code (the “Bankruptcy Code”). Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of certain securities from registration under Section 5 of the Securities Act and state laws if certain requirements are satisfied.

Item 16. Exhibits

Exhibit No.	Description*

2.1	Agreement and Plan of Merger, dated as of July 15, 2018, by and between Tidewater Inc. and GulfMark Offshore, Inc. (filed with the Commission as Exhibit 2.1 to Tidewater’s Form 8-K filed on July 16, 2018, File No. 1-6311).*

3.1	Amended and Restated Certificate of Incorporation of Tidewater Inc., dated as of July 31, 2017 (filed with the Commission as Tidewater’s Form 8-K filed on July 31, 2017, File No. 1-6311).

3.2	Amended and Restated By-laws of Tidewater Inc., effective July 31, 2017 (filed with the Commission as Exhibit 3.2 to Tidewater’s Form 8-K filed on July 31, 2017, File No. 1-6311).

4.1	Noteholder Warrant Agreement, dated as of November 14, 2017, between GulfMark Offshore, Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent (filed with the Commission as Exhibit 4.1 to the company’s current report on Form 8-K on November 16, 2018, File No. 1-6311).

4.2	Assignment, Assumption and Amendment Agreement – Jones Act Warrants, dated as of and effective November 15, 2018, by and among GulfMark Offshore, Inc., Tidewater Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent (filed with the Commission as Exhibit 4.2 to the company’s current report on Form 8-K on November 16, 2018, File No. 1-6311).

4.3	Equity Warrant Agreement, dated as of November 14, 2017, between GulfMark Offshore, Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent (filed with the Commission as Exhibit 4.1 to the company’s registration statement on Form 8-A on November 15, 2018, File No. 1-6311).

4.4	Assignment, Assumption and Amendment Agreement, dated as of and effective November 15, 2018, by and among GulfMark Offshore, Inc., Tidewater Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent (filed with the Commission as Exhibit 4.2 to the company’s registration statement on Form 8-A on November 15, 2018, File No. 1-6311).

5.1	Opinion of Jones Walker LLP.**

10.1	Restructuring Support Agreement, dated May 11, 2017 (filed with the Commission as Schedule 1 to Exhibit A to Exhibit T3E.1 of the Form T-3 filed on May 12, 2017, File No. 22-29043).

10.2	Amendment and Restatement Agreement No. 4 to the Troms Facility Agreement, dated May 11, 2017 (filed with the Commission as Exhibit C to Schedule 1 to Exhibit A to Exhibit T3E.1 of the Form T-3 filed on May 12, 2017, File No. 22-29043).

10.3	Creditor Warrant Agreement, dated July 31, 2017, between Tidewater Inc., as Issuer and Computershare Inc. and Computershare Trust Company, N.A., collectively as Warrant Agent (filed with the Commission as Exhibit 10.1 to the company’s current report on Form 8-K on July 31, 2017, File No. 1-6311).

10.4	Existing Equity Warrant Agreement, dated July 31, 2017, between Tidewater Inc., as Issuer and Computershare Inc. and Computershare Trust Company, N.A., collectively as Warrant Agent (filed with the Commission as Exhibit 10.2 to the company’s current report on Form 8-K on July 31, 2017, File No. 1-6311).

Exhibit No.	Description*

10.5+	Restated Non-Qualified Deferred Compensation Plan and Trust Agreement as Restated October 1, 1999 between Tidewater Inc. and Merrill Lynch Trust Company of America (filed with the Commission as Exhibit 10(e) to the company’s quarterly report on Form 10-Q for the quarter ended December 31, 1999, File No. 1-6311).

10.6+	Tidewater Inc. Amended and Restated Supplemental Executive Retirement Plan, executed on December 10, 2008 (filed with the Commission as Exhibit 10.1 to the company’s quarterly report on Form 10-Q for the quarter ended December 31, 2008, File No. 1-6311).

10.7+	Tidewater Inc. Amended and Restated Employees’ Supplemental Savings Plan, executed on December 10, 2008 (filed with the Commission as Exhibit 10.3 to the company’s quarterly report on Form 10-Q for the quarter ended December 31, 2008, File No. 1-6311).

10.8+	Amendment to the Tidewater Inc. Amended and Restated Supplemental Executive Retirement Plan, dated December 10, 2008 (filed with the Commission as Exhibit 10.4 to the company’s quarterly report on Form 10-Q for the quarter ended December 31, 2008, File No. 1-6311).

10.9+	Amendment Number One to the Tidewater Employees’ Supplemental Savings Plan, effective January 22, 2009 (filed with the Commission as Exhibit 10.43 to the company’s annual report on Form 10-K for the fiscal year ended March 31, 2009, File No. 1-6311).

10.10+	Amendment Number Two to the Tidewater Inc. Supplemental Executive Retirement Plan, effective January 22, 2009 (filed with the Commission as Exhibit 10.44 to the company’s annual report on Form 10-K for the fiscal year ended March 31, 2009, File No. 1-6311).

10.11+	Summary of Compensation Arrangements with Directors (filed with the Commission as Exhibit 10.15 to the company’s annual report on Form 10-K for the year ended December 31, 2018, File No. 1-6311).

10.12+	Form of Tidewater Inc. Indemnification Agreement entered into with each member of the Board of Directors, each executive officer and the principal accounting officer (filed with the Commission as Exhibit 10 to the company’s current report on Form 8-K on August 12, 2015, File No. 1-6311).

10.13+	Amendment Number Two to the Tidewater Employees’ Supplemental Savings Plan (filed with the Commission as Exhibit 10.43 to the company’s annual report on Form 10-K for the fiscal year ended March 31, 2011, File No. 1-6311).

10.14+	Amendment Number Three to the Tidewater Inc. Supplemental Executive Retirement Plan (filed with the Commission as Exhibit 10.44 to the company’s annual report on Form 10-K for the fiscal year ended March 31, 2011, File No. 1-6311).

10.15+	Amendment Number Three to the Tidewater Employees’ Supplemental Savings Plan (filed with the Commission as Exhibit 10.1 to the company’s quarterly report on Form 10-Q for the quarter ended December 31, 2010, File No. 1-6311).

10.16+	Amendment Number Four to the Tidewater Inc. Supplemental Executive Retirement Plan (filed with the Commission as Exhibit 10.2 to the company’s quarterly report on Form 10-Q for the quarter ended December 31, 2010, File No. 1-6311).

10.17+	Amendment Number Five to the Tidewater Inc. Supplemental Executive Retirement Plan (filed with the Commission as Exhibit 10.1 to the company’s quarterly report on Form 10-Q for the quarter ended December 31, 2015, File No. 1-6311).

10.18+	Tidewater Inc. 2017 Stock Incentive Plan (filed with the Commission as Exhibit 10.3 to the company’s current report on Form 8-K on July 31, 2017, File No. 1-6311).

Exhibit No.	Description*

10.19+	Form of Incentive Agreement for the Grant of Restricted Stock Units under the Tidewater Inc. 2017 Stock Incentive Plan (emergence grants to certain officers) (filed with the Commission as Exhibit 10.2 to the company’s current report on Form 8-K on August 22, 2017, File No. 1-6311).

10.20+	Form of Incentive Agreement for the Grant of Restricted Stock Units under the Tidewater Inc. 2017 Stock Incentive Plan (grants to non-employee directors) (filed with the Commission as Exhibit 10.5 to the company’s quarterly report on Form 10-Q for the quarter ended September 30, 2017, File No. 1-6311).

10.21+	Employment Agreement between Tidewater Inc. and Larry T. Rigdon effective as of October 16, 2017 (filed with the Commission as Exhibit 10.32 to the company’s annual report on Form 10-KT for the transition period ended December 31, 2017, File No. 1-6311).

10.22+	Form of Change of Control Agreement, entered into with certain of the company’s officers (filed with the Commission as Exhibit 10.1 to the company’s current report on Form 8-K on December 19, 2017, File No. 1-6311).

10.23+	Incentive Agreement for the Grant of Restricted Stock Units under the Tidewater Inc. 2017 Stock Incentive Plan to Larry T. Rigdon (filed with the Commission as Exhibit 10.36 to the company’s annual report on Form 10-KT for the transition period ended December 31, 2017, File No. 1-6311).

10.24+	Employment Agreement between Tidewater Inc. and John T. Rynd, dated February 15, 2018 (filed with the Commission as Exhibit 10.1 to the company’s current report on Form 8-K on February 23, 2018, File No. 1-6311).

10.25+	Side Letter with John T. Rynd, dated February 15, 2018 (filed with the Commission as Exhibit 10.2 to the company’s current report on Form 8-K on February 23, 2018, File No. 1-6311).

10.26+	Incentive Agreement for the Grant of Time-Based Restricted Stock Units under the Tidewater Inc. 2017 Stock Incentive Plan to John T. Rynd, effective March 5, 2018 (filed with the Commission as Exhibit 10.7 to the company’s quarterly report on Form 10-Q for the quarter ended March 31, 2018, File No. 1-6311).

10.27+	Incentive Agreement for the Grant of Performance-Based Restricted Stock Units under the Tidewater Inc. 2017 Stock Incentive Plan to John T. Rynd, effective March 19, 2018 (filed with the Commission as Exhibit 10.8 to the company’s quarterly report on Form 10-Q for the quarter ended March 31, 2018, File No. 1-6311).

10.28+	Officer Form of Incentive Agreement for the Grant of Time-Based Restricted Stock Units under the Tidewater Inc. 2017 Stock Inventive Plan (filed with the Commission as Exhibit 10.9 to the company’s quarterly report on Form 10-Q for the quarter ended March 31, 2018, File No. 1-6311).

10.29+	Tidewater Inc. Management Short-Term Incentive Plan for 2018 Plan Year (filed with the Commission as Exhibit 10.10 to the company’s quarterly report on Form 10-Q for the quarter ended March 31, 2018, File No. 1-6311).

10.30+	Legacy GLF Management Incentive Plan (filed with the Commission as Exhibit 10.1 to the company’s registration statement on Form S-8 on November 15, 2018, File No. 333-228401).

10.31+	Form of Incentive Agreement for the Grant of Restricted Stock Units under the Legacy GLF Management Incentive Plan (grants to non-employee directors) (filed with the Commission as Exhibit 10.37 to the company’s annual report on Form 10-K for the year ended December 31, 2018, File No. 1-6311).

10.32+	Officer Form of Incentive Agreement for the Grant of Restricted Stock Units under the Legacy GLF Management Incentive Plan (filed with the Commission as Exhibit 10.38 to the company’s annual report on Form 10-K for the year ended December 31, 2018, File No. 1-6311).

Exhibit No.	Description*

10.33+	Amended and Restated Employment Agreement with Quintin V. Kneen, dated and effective December 28, 2018 (filed with the Commission as Exhibit 10.1 to the company’s current report on Form 8-K on January 1, 2019, File No. 1-6311).

10.34+	Separation Agreement with Quinn P. Fanning, effective December 28, 2018 (filed with the Commission as Exhibit 10.4 to the company’s current report on Form 8-K on January 1, 2019, File No. 1-6311).

10.35+	Amended and Restated Employment Agreement with Samuel R. Rubio, dated and effective December 28, 2018 (filed with the Commission as Exhibit 10.5 to the company’s current report on Form 8-K on January 1, 2019, File No. 1-6311).

21	Subsidiaries of the company (filed with the Commission as Exhibit 21 to the company’s annual report on Form 10-K for the year ended December 31, 2018, File No. 1-6311).

23.1	Consent of Jones Walker LLP (included in Exhibit 5.1).**

23.2	Consent of Deloitte & Touche LLP.

23.3	Consent of KPMG LLP.

24.1	Power of Attorney (previously included on the signature page of the Registration Statement).**

99.1	Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations of Tidewater Inc., as adjusted for the business combination with GulfMark Offshore, Inc., for the Twelve Months Ended December 31, 2018.

*	Pursuant to Item 601(b)(2) of Regulation S-K, Tidewater agrees to furnish supplementally a copy of any audited schedule or exhibit to the Agreement and Plan of Merger to the SEC upon request.
**	Previously filed.
+	Indicates a management contract or compensatory plan or arrangement.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on March 4, 2019.

TIDEWATER INC.

By:	/s/ Bruce D. Lundstrom
Bruce D. Lundstrom Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John T. Rynd	President, Chief Executive Officer and Director (principal executive officer)	March 4, 2019

/s/ Quintin V. Kneen Quintin V. Kneen	Executive Vice President and Chief Financial Officer (principal financial officer)	March 4, 2019

/s/ Samuel R. Rubio Samuel R. Rubio	Vice President, Chief Accounting Officer and Controller (principal accounting officer)	March 4, 2019

* Thomas R. Bates, Jr.	Director	March 4, 2019

* Alan J. Carr	Director	March 4, 2019

* Randee E. Day	Director	March 4, 2019

* Dick Fagerstal	Director	March 4, 2019

* Steven L. Newman	Director	March 4, 2019

Louis Raspino	Director	March 4, 2019

Signature	Title	Date

* Larry T. Rigdon	Director	March 4, 2019

Robert P. Tamburrino	Director	March 4, 2019

Kenneth Traub	Director	March 4, 2019

*By:	/s/ Bruce D. Lundstrom
Bruce D. Lundstrom Attorney-in-fact